EXHIBIT 23.7

               [Corporate Letterhead of Junior Mine Services Ltd.]

Junior                                                        RR#1
 Mine                                                     Erin, Ontario
  Services Ltd.                                              NOB 1TO
                                                        Tel 519 833-9827
                                                        Fax 519 833-7515

We consent to the reference to our firm, as experts, in the Registration Statement under the Securities Act of 1933 of Yukon Gold Corporation, Inc.


Junior Mine Services Ltd.


By: /S/ PETER J. SLACK, PRESIDENT
    -----------------------------
Dated:  May 14, 2004